SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported)  August 13, 1996

                          BALCOR PENSION INVESTORS-II
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-10225
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3114027
- --------------------------------        ----------------------------------
Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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Parkway Commerce Center

In 1987, the Partnership funded a $6,948,769 loan evidenced by a wrap-around note in the amount of $8,120,000 and collateralized by a wrap-around mortgage on Parkway Commerce Center, Fort Lauderdale, Florida. In 1991, the Partnership obtained title to the property through foreclosure, subject to the existing first mortgage loan.

On August 13, 1996, the Partnership contracted to sell the property for a sale price of $6,200,000 to an unaffiliated party, Parkway Commerce Center, Ltd., a Florida limited partnership. In the event that certain tenant space at the property is unleased at closing, the purchaser shall receive a credit which will not exceed $139,729.80. The purchaser has deposited $100,000 into an escrow account as earnest money and is obligated to deposit an additional $200,000 on or before August 30, 1996, upon the completion of the purchaser's due diligence review. The remainder of the sale price will be payable in cash at closing, scheduled for 60 days after the date the purchaser obtains a financing commitment, which the purchaser has until September 16, 1996 to obtain. From the proceeds of the sale, the Partnership will repay the outstanding balance of the first mortgage loan, which is expected to be approximately $648,000 at closing, and a total of $186,000 as a brokerage commission to two unaffiliated parties. The Partnership will receive the remaining proceeds of approximately $5,366,000, less closing costs. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for its actual expenses incurred in connection with the sale.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.


ITEM 5. OTHER EVENTS
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Sherwood Acres Apartments, Phase I and II

As previously reported, on June 28, 1996, the Partnership contracted to sell Sherwood Acres Apartments, Phases I and II, Baton Rouge, Louisiana for a sale price of $19,726,000 to an unaffiliated party, BH TFL, Inc. On August 16, 1996, the purchaser exercised its option to terminate the agreement of sale.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

             None

     (C)  EXHIBITS:

          (2) (a) Agreement of Sale and attachment thereto relating to the sale of Parkway Commerce Center, Fort Lauderdale, Florida.

               (b) Amendment to Agreement of Sale And Escrow Agreement relating to the sale of Parkway Commerce Center, Fort Lauderdale, Florida.

          (99) Letter of Termination dated August 16, 1996 relating to Sherwood Acres Apartments, Phases I and II, Baton Rouge, Louisiana.

     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.
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Signature
- -------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                    BALCOR PENSION INVESTORS-II

                         By:  Balcor Mortgage Advisors, an Illinois
                              general partnership, its general partner

                         By: RGF-Balcor Associates, an Illinois general partnership, a partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner


                         By:  /s/ Jerry M. Ogle
                              ------------------------------------
                                  Jerry M. Ogle, Vice President
                                  and Secretary

Dated:  August 26, 1996
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